EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

      We hereby consent to the incorporation by reference in this Current Report on Form 8-K of STAT Healthcare, Inc. dated June 24, 1996 of (i) our report dated February 23, 1996 relating to the consolidated financial statements of STAT Healthcare, Inc. which appears on page FS-8 of the Joint Proxy Statement/Prospectus of New STAT Healthcare, Inc., STAT Healthcare, Inc. and the AmHealth Corporations dated May 22, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933 on May 23, 1996 (the "Joint Proxy Statement/Prospectus"),
(ii) our report dated March 10, 1995 relating to the financial statements of South Texas Acute Trauma Physicians, P.A. which appears on page FS-20 of the Joint Proxy Statement/Prospectus, and (iii) our report dated February 23, 1996 relating to the combined financial statements of AmHealth Corporation and its related healthcare entities which appears on page FS-34 of the Joint Proxy Statement/Prospectus.

                                                 KPMG PEAT MARWICK LLP
Houston, Texas
July 9, 1996